SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT


     THIS AMENDED AGREEMENT is made this 16th day of August, 2005, by and between JANET RISHER and RICHARD F. SCHMIDT (collectively, the "Sellers") CHARYS HOLDING COMPANY, INC., a Delaware corporation formerly known as "Spiderboy International, Inc.," a Minnesota corporation (the "Company"), and BILLY V. RAY, JR. (the "Purchaser").

     WHEREAS, on February 27, 2004, the Sellers, the Company, and the Purchaser executed that certain Stock Purchase Agreement (the "Stock Purchase Agreement"); and

     WHEREAS, on May 25, 2004, the Sellers, the Company, and the Purchaser executed that certain Amended and Restated Stock Purchase Agreement; and

     WHEREAS, the parties desire to further amend the Stock Purchase Agreement as hereinafter provided; and

     WHEREAS, all of the capitalized terms herein shall have the same meaning as provided in the Stock Purchase Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties hereto agree as follows:

     1.     Completion of Purchase of Stock.  Notwithstanding anything contained
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to  the  contrary  in  the  Stock Purchase Agreement, the parties agree that the
Closing thereunder has occurred as of February 27, 2004, and the title to the Initial Common Shares and the Initial Preferred Shares passed to the Purchaser as of that date.

     2.     Escrow.  The  requirement  for  an  escrow as described in the Stock
            ------
Purchase Agreement has been eliminated. Consequently, the Escrow Agreement is terminated.

     3.     Incorporation by Reference.  The Stock Purchase Agreement and all of
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the  attachments  thereto  constitute  integral  parts to this Agreement and are incorporated  into  this  Agreement  by  this  reference.

     4.     Multiple  Counterparts.  This  Agreement  may  be executed in one or
            ----------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile transmission or electronically transmitted copy of this signed Agreement shall be legal and binding on all parties hereto.

     5.     Ratification  and  Republication.  Except  as  amended  by  this
            --------------------------------
Agreement, the parties do hereby ratify and republish the Stock Purchase Agreement.

     6.     Entire  Agreement.  This  instrument  and  the  attachments  hereto
            -----------------
contain the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     IN WITNESS WHEREOF, this Agreement has been executed in multiple counterparts on the date first written above.




                                    --------------------------------------------
                                    JANET RISHER


                                    --------------------------------------------
                                    RICHARD F. SCHMIDT

                                    CHARYS HOLDING COMPANY, INC.



                                    By
                                      ------------------------------------------
                                      Billy V. Ray, Jr., Chief Executive Officer



                                    --------------------------------------------
                                    BILLY V. RAY, JR.